EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


         Name                                            State of Incorporation


GHA Natural Products, Inc.                                             Delaware
GHA Specialty Retailing, Inc.                                          Delaware
Global Health Alternatives, Inc.                                       Florida
Maine Naturals, Inc.                                                   Delaware
NHTC Real Estate, Inc.                                                 Florida
Natural Health Laboratories, Inc.                                      New York